Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Universal Holding Corp.:

We consent to the use of our report incorporated herein by reference in the Registration Statement on Form S-2 and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to Universal Holding Corp.'s adoption of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.

                                                           KPMG Peat Marwick LLP
New York, New York
May 1, 1996